UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On October 5, 2016, Wesley R. Edens provided Gaming and Leisure Properties, Inc. (the "Company") with notice of his resignation from the Board of Directors of the Company (the “Board”), effective October 15, 2016. Mr. Edens joined the Board in October 2013 prior to the Company's spin-off from Penn National Gaming, Inc. ("Penn").  Mr. Edens originally became a director of Penn in October 2008 in connection with a significant preferred stock investment in Penn by several investment funds, including certain affiliates of Fortress Investment Group LLC ("Fortress").  Fortress acquired shares of the Company's common stock in connection with the spin-off from Penn. Mr. Eden's resignation comes following Fortress' sale of substantially all of its shares of the Company's common stock in a secondary offering in May 2016 to liquidate the investment initially made in 2008.  Mr. Edens did not resign from the Board as a result of any dispute or disagreement with the Company. The Company and the Board wish to thank Mr. Edens for his service and guidance over the years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2016	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

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